Exhibit 10.29

Luna Innovations Incorporated

2851 Commerce Street

Blacksburg, Virginia 24060

February 1, 2006

Dear Common Stockholder and/or Optionee of Luna Innovations Incorporated:

This letter agreement is being sent to you because you are either a holder of outstanding shares of common stock (the “Common Stock”), par value $0.001 per share, of Luna Innovations Incorporated (“Luna Innovations” or the “Company”) or a holder of options to purchase Common Stock (each, a “Holder”).

As part of our strategy to grow our business and build a successful company, we are preparing to offer shares of our Common Stock to the public in the near future (the “Public Offering”). As a result of the Public Offering and the creation of a public market for our Common Stock, however, we risk losing our eligibility to apply for Small Business Innovation Research (“SBIR”) grants if too many shares of our Common Stock end up being held by stockholders who are not individuals. To be eligible for SBIR grants, greater than fifty percent of our capital stock (including outstanding stock options) must be owned by individuals and not, for example, by corporations, mutual funds or other institutional investors. We believe that we can reduce the risk of losing SBIR eligibility in the near term by reducing the number of shares that Holders are able to sell to the public.

In order to achieve this objective, and after careful consideration of different scenarios and potential solutions, we are asking each employee and director to agree to certain restrictions on the sale and transfer of (i) any outstanding shares of Common Stock (excluding shares that were received upon exercise of options prior to December 31, 2005) and (ii) any shares of Common Stock to be received upon exercise of options to purchase Common Stock, whether vested or unvested, that he or she currently holds and that he or she acquires from the Company prior to the Public Offering (collectively, the “Subject Securities”). Please note that this letter agreement applies only to the Subject Securities and not to any option grants or other securities of Luna Innovations that you may receive after the Public Offering.

AGREEMENT

In consideration of the execution of the underwriting agreement by the underwriters in connection with the Public Offering, and for other good and valuable consideration, by signing this letter agreement, the undersigned hereby irrevocably agrees that in any calendar year he or she will not, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of greater than fifteen percent (15%) of the undersigned’s Subject Securities (such number of shares, the “Annual Limit”) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of greater than the Annual Limit of the undersigned’s Subject Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding anything herein to the contrary, if the undersigned does not sell or transfer the full Annual Limit of the undersigned’s Subject Securities in any year, the unsold portion of the Annual Limit (the “Carryover Amount”) shall be carried over to the following year such that Annual Limit for the following year shall be increased by the Carryover Amount.

This letter agreement and the restrictions contained herein will terminate upon the five (5) year anniversary of our Public Offering, unless earlier terminated in accordance with the terms of this letter agreement.

The undersigned is aware that by signing this letter agreement, he or she may suffer adverse consequences, including without limitation, an inability to sell Subject Securities during a time in which the stock of Luna Innovations is trading at a high price and an inability to sell Subject Securities to cover a tax liability that the undersigned may incur as a result of the exercise of vested options. Luna Innovations encourages you speak with your personal financial, legal and/or tax advisors before signing this letter agreement and also prior to any sale of shares of Common Stock or the exercise of stock options that are Subject Securities.

The undersigned understands that Luna Innovations and its underwriters will proceed with the Public Offering in reliance on this letter agreement. This letter agreement may be amended only with the written consent of Luna Innovations and the undersigned Holder; provided, however, that the Company may, in its sole discretion, terminate your restrictions under this agreement or amend this letter agreement from time to time to allow you to sell additional shares by increasing the Annual Limit.

Should you have questions about this letter agreement, please do not hesitate to contact your supervisor or any member of the Luna Innovations senior management team.

I thank you for your past contributions to Luna Innovations’ success and look forward to your continued service to our Company.

[Signature page follows]

Sincerely, Luna Innovations Incorporated

By:
Kent A. Murphy, Ph.D. Chief Executive Officer and Chairman

The undersigned Holder hereby represents and warrants that the undersigned has full power and authority to enter into this Stock Sale Restriction Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned Holder.

Acknowledged and Agreed:

By:	Dated:

Name:

Title: